Exhibit 99.1

MAX RE CAPITAL’S
EXECUTIVES TO SPEAK AT
FRIEDMAN BILLINGS RAMSEY 2005 INVESTOR CONFERENCE

Hamilton, Bermuda, November 18, 2005. Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH) today announced that Robert J. Cooney, President and Chief Executive Officer, and N. James Tees, Senior Vice President & Treasurer, will speak on November 29, 2005 at 4.25 pm (EST) at the Friedman Billings Ramsey 2005 Investor Conference being held at The Grand Hyatt New York, Park Avenue at Grand Central, New York City.

The presentation given by Mr. Cooney and Mr. Tees will be webcast and may be accessed at: http://www.wsw.com/webcast/fbr13/mxre/

The presentation will also be available on the Company’s website: www.maxre.bm.

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects from the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act Of 1995. Such statement are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005 and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes
Executive Vice President & CFO
441-296-8800
keithh@maxre.bm

N. James Tees
Senior Vice President & Treasurer
441- 296-8800
jimt@maxre.bm